United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2021

CHEE CORP. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-216868 (Commission File Number)	32-0509577 (IRS Employer Identification No.)

1206 E. Warner Road, Suite 101-l, Gilbert, AZ 85296

 (Address of Principal Executive Offices) (Zip Code)

480-225-4052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 3.02 is incorporated by reference into this Item 1.01.

The descriptions of the Subscription Agreements below are only summaries of the material terms of the agreements, do not purport to be complete descriptions of the agreements, and are qualified in their entirety by reference to the form of agreements, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On January 8, 2021, Chee Corp., a Nevada corporation (the “Company”), entered into a Subscription Agreement with Lawrence M. Silver pursuant to which the Company sold 400,000 shares of its common stock (“Shares”) for a purchase price of $400,000. On January 29, the Company entered into a Subscription Agreement with Mr. Silver pursuant to which the Company sold 1,000,000 Shares for a purchase price of $1,000,000. On April 15, the Company entered into a Subscription Agreement with Mr. Silver pursuant to which the Company sold 100,000 Shares for a purchase price of $100,000, the proceeds of which were received by the Company in January 2021.

In each case the securities were issued in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2021

Chee Corp., a Nevada corporation

By:	/s/ Rick Gean
Rick Gean, CFO, Secretary, and Treasurer